UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2019

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class          Trading symbol          Name of each exchange on which registered

Common Stock, $0.01 par value                            MICR                                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

.01

Client Matter 23832/00006/A6033767.DOCX

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 12, 2019, the Company received a letter from the NYSE American LLC (the “NYSE American” or the “Exchange”)  stating that it is not in compliance with the continued listing standards as set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”).

On July 12, 2019, the Company submitted a plan to the NYSE which addressed how it intends to regain compliance by December 12, 2020.  The Company was informed of acceptance of the plan in a letter from the NYSE dated August 16, 2019.   If the Company is not in compliance with the continued listing standards by December 12, 2020, or if the Company does not make progress consistent with the plan, the NYSE will initiate delisting proceedings. During the plan period, the Company must provide quarterly updates to the NYSE Regulation staff.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.01	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 21st day of August, 2019.

MICRON SOLUTIONS, INC.

By:	/s/ William J. Laursen
William J. Laursen
President and CEO

Client Matter 23832/00006/A6033767.DOCX